                                                                       EXHIBIT 5


                                BRIGGS AND MORGAN
                            Professional Association
                                 2400 IDS Center
                          Minneapolis, Minnesota 55402
                            Telephone (612) 334-8400


                                 August 31, 2001



MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077


Gentlemen:

         MedicalCV, Inc., a Minnesota corporation (the "Company"), has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with (i) the proposed sale by the Company to Equity Securities Investments, Inc. (the "Underwriter") of 1,500,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and one redeemable warrant to purchase one share of the Company's Common Stock (the "Class A Warrants"), and (ii) the proposed sale by the Company to the Underwriter of up to 225,000 additional Units pursuant to the exercise of an overallotment option (collectively, the "Securities").

         We have examined the Registration Statement, the form of underwriting agreement between the Company and the Underwriter (the "Underwriting Agreement"), the Company's Articles of Incorporation, as amended, the Company's Bylaws, the Company's specimen Common Stock certificate, the Company's specimen Class A Warrant certificate, the Company's specimen Unit certificate, corporate proceedings and such other legal documents as we deemed relevant as a basis for the opinion hereinafter expressed.

         Based on the foregoing, it is our opinion that when the Registration Statement is declared effective by order of the Securities and Exchange Commission, and the Securities are issued and sold in accordance with the Registration Statement, the Underwriting Agreement and their terms, the Securities will be legally issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in such Registration Statement.

                                              BRIGGS AND MORGAN,
                                              Professional Association

                                              By /s/ Avron L. Gordon
                                                 ------------------------------
                                                 Avron L. Gordon